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                                                                EXHIBIT 10.29

                                 LEASE ADDENDUM

This Lease Addendum ("Addendum") shall modify the terms and conditions of the Lease Agreement for the Premises known as 164 Townsend Street, Unit 03, San Francisco, between SOUTH BEACH WAREHOUSE LLC, A CALIFORNIA LIMITED LIABILITY COMPANY ("Landlord"), and XYBERNAUT CORPORATION, A DELAWARE CORPORATION ("TENANT"), dated September 10th, 1996. The terms and conditions are amended as follows:

1. Tenant hereby exercises the Option to Renew as outlined within Section 3(c) of the Agreement for a period of one (1) year. The Lease Term Expiration Date shall be revised to September 14, 1998.

2. The Monthly Rent shall be increased by four percent (4%) as stipulated within Section 3(c) of the Agreement. The revised Monthly Rent shall be $4,628.00.

3. The Pro Rata Share of Utilities and Services shall remain at the current level.

4. The Parking Rent shall be increased to $100.00 per month as stipulated within Section 3(c) of the Agreement.

This Addendum is executed by Landlord and Tenant as of July 31, 1997.

TENANT:

Xybernaut Corporation, a Delaware corporation


By: /S/ John F. Moynahan
    ----------------------------------

Name/Title: John F. Moynahan SVP & CFO
    ----------------------------------


LANDLORD:
South Beach Warehouse LLC, a California
limited liability company


By: /S/ Patrick McNemey
    ----------------------------------
    Patrick McNemey, General Manager